Exhibit 10.36

GUARANTY AND SECURITY AGREEMENT

dated as of November 2, 2009

by and among

STEINER U.S. HOLDINGS, INC.

and certain of its Subsidiaries

in favor of

SUNTRUST BANK

as Administrative Agent

TABLE OF CONTENTS

SECTION 1. Defined Terms. *

SECTION 2. Guaranty. *

(a) General *

(b) Right of Contribution *

(c) No Subrogation *

(d) Waivers by the Guarantors *

(e) Guaranty Absolute and Unconditional *

(f) Subordination of Other Obligations *

(g) Authority of the Guarantors or the Borrower *

(h) Financial Condition of the Borrower *

(i) Bankruptcy, etc. *

SECTION 3. The Security Interests. *

SECTION 4. Grantors Remain Obligated. *

SECTION 5. Representations and Warranties. *

(a) Representations and Warranties of Each Guarantor *

(b) Representations and Warranties of Each Grantor *

(c) Representations and Warranties of Each Pledgor *

SECTION 6. Further Assurances; Covenants. *

(a) General *

(b) Accounts, Etc. *

(c) Equipment, Etc. *

(d) Intellectual Property. *

(e) Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit. *

(f) Commercial Tort Claims *

(g) Inspection *

(h) Material Contracts *

(i) Covenants of Each Grantor *

(j) Covenants of Each Pledgor *

SECTION 7. Insurance, Reporting and Recordkeeping. *

(a) Insurance *

(b) Maintenance of Records Generally *

(c) Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment *

(d) Further Identification of Collateral *

(e) Notices *

SECTION 8. General Authority. *

SECTION 9. Remedies Upon an Event of Default. *

SECTION 10. Limitation on the Administrative Agent's Duty in Respect of Collateral. *

SECTION 11. Application of Proceeds. *

SECTION 12. Appointment of Co-Agents. *

SECTION 13. Indemnity; Expenses. *

SECTION 14. Security Interest Absolute. *

SECTION 15. Additional Grantors. *

SECTION 16. Termination of Security Interests; Release of Collateral. *

SECTION 17. Reinstatement. *

SECTION 18. Notices. *

SECTION 19. No Waiver; Remedies Cumulative. *

SECTION 20. Successors and Assigns. *

SECTION 21. Amendments. *

SECTION 22. Governing Law; Waiver of Jury Trial. *

SECTION 23. Severability. *

SECTION 24. Counterparts. *

SECTION 25. Headings Descriptive; Interpretation. *

SECTION 26. English Law Documents. *

Schedule 1 - Commercial Tort Claims

Schedule 2 - Pledged Debt Instruments

Schedule 3 - Pledged Equity Interests

Schedule 4 - Jurisdiction of Organization; Organizational Identification Number; Legal Name

Schedule 5 - Names; Trade Names; Merger Partners

Schedule 6 - Chief Executive Officer; Mailing Addresses; Locations of Collateral and Books and Records

Schedule 7 - Deposit / Investment Accounts

Schedule 8 - Letters of Credit

Schedule 9 - Material Contracts

Schedule 10 - Intellectual Property

Exhibit A - Form of Copyright Security Agreement

Exhibit B - Form of Patent and Trademark Security Agreement

Exhibit C - Form of Uncertificated Securities Control Agreement

Exhibit D - Form of Guaranty and Security Agreement Supplement

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT dated as of November 2, 2009 (this "Agreement") by STEINER LEISURE LIMITED, an international business company organized under the laws of the Commonwealth of The Bahamas (the "Parent"), STEINER U.S. HOLDINGS, INC., a Florida corporation (the "Borrower"), and each Subsidiary Loan Party (as defined below) a signatory hereto (together with any other Material Subsidiary (as defined below) that may become a party hereto as provided herein or in the Credit Agreement), in favor of SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the "Administrative Agent") for the benefit of the Secured Creditors (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Subsidiary Loan Parties (the Borrower, the Parent and the Subsidiary Loan Parties, each referred to herein as a "Grantor" and, collectively, the "Grantors");

WHEREAS, the Borrower, the Lenders from time to time party thereto (the "Lenders") and the Administrative Agent are all party to that certain Credit Agreement dated as of the date hereof (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced, from time to time, the "Credit Agreement") pursuant to which the Lenders have agreed to establish certain credit facilities in favor of the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, the Issuing Bank (as defined in the Credit Agreement), the Swingline Lender (as defined in the Credit Agreement), the Lenders and any Affiliate (as defined below) of a Lender to whom Secured Obligations (as defined below) are owed from time to time (the Administrative Agent, the Issuing Bank, the Swingline Lender, the Lenders and such Affiliates, collectively, the "Secured Creditors") that each Grantor enter into this Agreement in favor of the Administrative Agent for the benefit of the Secured Creditors; and

WHEREAS, each Grantor desires to execute this Agreement to satisfy the conditions described immediately above.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Defined Terms.

    (a) The following terms, when used in this Agreement, shall have the following meanings:

    "Agreement" shall mean this Guaranty and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

    "Account Debtor" shall have the meaning ascribed to such term in the UCC.

    "Accounts" shall mean, for any Person, all "accounts" (as defined in the UCC), now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights and, in any event, shall mean and include, without limitation, (a) any and all receivables, including, without limitation, all accounts created by, or arising from, all of such Person's sales, leases, rentals or other dispositions of Goods or renditions of services to its customers (whether or not they have been earned by performance), including but not limited to, those accounts arising from sales, leases, rentals or other dispositions of Goods or rendition of services made under any of the trade names, logos or styles of such Person, or through any division of such Person; (b) Instruments, Documents, Chattel Paper, Contracts, Contract Rights, acceptances, and tax refunds relating to any of the foregoing or arising therefrom; (c) unpaid seller's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to any of the foregoing or arising therefrom; (d) rights to any Goods relating to any of the foregoing or arising therefrom, including rights to returned, reclaimed or repossessed Goods; (e) reserves and credit balances relating to any of the foregoing or arising therefrom; (f) Supporting Obligations and Letter of Credit Rights relating to any of the foregoing or arising therefrom; (g) insurance policies or rights relating to any of the foregoing; (h) General Intangibles relating to any of the foregoing or arising therefrom, including, without limitation, all payment intangibles and other rights to payment and books and records and any electronic media and software relating thereto; (i) notes, deposits or property of Account Debtors relating to any of the foregoing or arising therefrom securing the obligations of any such Account Debtors to such Person; (j) healthcare insurance receivables; and (k) cash and non-cash Proceeds of any and all the foregoing.

    "Additional Pledged Collateral" means any Pledged Collateral acquired by any Grantor after the date hereof and in which a Security Interest is granted pursuant to Section 3, including, to the extent a Security Interest is granted therein pursuant to such Section 3, (a) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (b) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. Notwithstanding the foregoing, no assets of any Limited Subsidiary shall be Additional Pledged Collateral and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, no assets of Blissworld Limited or Bliss World (Asia) Pte. LTD shall be Additional Pledged Collateral.

    "Administrative Agent" shall have the meaning given to that term in the introductory paragraph hereof.

    "Affiliate" shall have the meaning given to such term in the Credit Agreement.

    "Bahamian Grantor" shall mean any Grantor organized under the laws of the Commonwealth of The Bahamas.

    "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

    "Borrower" shall have the meaning given to that term in the introductory paragraph hereof.

    "Capital Stock" shall have the meaning given to such term in the Credit Agreement.

    "CFC" shall have the meaning given to such term in the Credit Agreement.

    "Chattel Paper" shall mean all "chattel paper" (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts of any Grantor, evidencing or representing rights or interest in such chattel paper.

    "Closing Date" shall have the meaning given to such term in the Credit Agreement.

    "Code" shall have the meaning given to such term in the Credit Agreement.

    "Collateral" shall mean, collectively, each Grantor's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

        all Accounts;

        all Chattel Paper (whether tangible or electronic);

        all Contracts;

        all Contract Rights;

        all Deposit Accounts;

        all Documents;

        all Equipment;

        all Fixtures;

        all General Intangibles;

        all Instruments;

        all Inventory;

        all Investment Property;

        all Real Estate;

        all Software;

        all Commercial Tort Claims set forth on Schedule 1 or otherwise disclosed in writing to the Administrative Agent;

        all money, cash or cash equivalents;

        all Supporting Obligations and Letter-of-Credit Rights;

        all other Goods and personal property, whether tangible or intangible and whether or not delivered, including, without limitation, such other Goods and property (i) the sale or lease of which gives or purports to give rise to any Account or other Collateral, including, but not limited to, all Inventory and other merchandise returned or rejected by or repossessed from customers or (ii) securing any Account or other Collateral, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such other Goods and personal property;

        all substitutes and replacements for, accessories, attachment, and other additions to, any of the above and all products or masses into which any Goods are physically united such that their identity is lost;

        all books and records pertaining to any of the Collateral or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, including, without limitation, all correspondence, files (including credit files), Software, computer programs, printouts, tapes, discs and other computer materials and records;

        all policies and certificates of insurance relating to any of the foregoing, now owned or hereafter acquired, evidencing or pertaining to any and all items of Collateral; and

        all products and Proceeds of all or any of the Collateral described above (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, Instruments, Chattel Paper, security agreements and other documents.

    Notwithstanding the foregoing, "Collateral" shall not include any (i) Excluded Property, (ii) Capital Stock of (a) any Limited Subsidiary or (b) Steiner International Holdings, LLC (for so long as it is, and continues to be, a disregarded entity for federal income tax purposes and holds more than sixty-five percent (65%) of the voting power of all classes of Capital Stock of any Limited Subsidiary, including Mandara Spa de Mexico, S. de R.L. de C.V. and Spa Servicios Administrativos, S. de R.L. de C.V.) to the extent such Capital Stock exceeds sixty-five percent (65%) of the voting power of all classes of Capital Stock of such Limited Subsidiary or Steiner International Holdings, LLC, as applicable, entitled to vote, (iii) assets of any Limited Subsidiary, (iv) during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, Capital Stock of Blissworld Limited and Capital Stock of Bliss World (Asia) Pte. LTD, in each case to the extent such Capital Stock exceeds sixty-five percent (65%) of the voting power of all classes of Capital Stock of such entity entitled to vote, and (v) during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, assets of Blissworld Limited and assets of Bliss World (Asia) Pte. LTD; provided, however, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral. When the term "Collateral" is used without reference to a Grantor, then it shall be deemed to be a collective reference to the "Collateral" of all Grantors.

    "Commercial Tort Claims" shall mean, as to any Person, all "commercial tort claims" as such term is used in the UCC in or under which such Person may now or hereafter have any right, title or interest.

    "Contract Rights" means, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under Contracts not yet fully performed and not evidenced by an Instrument or Chattel Paper, to the extent that the same may lawfully be assigned.

    "Contracts" means, as to any Person, all "contracts" as such term is used in the UCC, and, in any event shall mean and include, without limitation, all of such Person's then owned or existing and future acquired or arising contracts, undertakings or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including, without limitation, any agreement relating to Inventory, the terms of payment or the terms of performance of any Account or any other Collateral.

    "Control Agreements" shall mean all Deposit Account Control Agreements and Investment Account Control Agreements.

    "Copyright License" shall mean, as to any Person, any and all rights of such Person under any license, contract or other agreement, whether written or oral, granting any right to use any Copyright, including, without limitation, the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

    "Copyright Security Agreement" shall mean a Copyright Security Agreement, substantially in the form of Exhibit A hereto, executed and delivered by any Grantor granting a Security Interest in its Copyrights, as may be amended, modified or supplemented, from time to time, in accordance with its terms.

    "Copyrights" shall mean, as to any Person, all of the following now owned or hereafter acquired by such Person or in which any Grantor now has or hereafter acquires any rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

    "Credit Agreement" shall have the meaning given to that term in the recitals hereto.

    "Cruise Line Contracts" shall have the meaning given to that term in the Credit Agreement.

    "Default" shall have the meaning given to such term in the Credit Agreement.

    "Deposit Account Control Agreement" means a letter agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Grantor, the Administrative Agent and the financial institution at which such Grantor maintains a Deposit Account.

    "Deposit Accounts" shall mean, as to any Person, all "deposit accounts" (as defined in the UCC) now owned or hereafter acquired by such Person, or in which such Person has or acquires any rights, or other receipts, covering, evidencing or representing rights or interest in such deposit accounts, and, in any event, shall mean and include, without limitation, all of such Person's demand, time, savings, passbook, money market or like depositor accounts and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization (other than an account evidenced by a certificate of deposit that is an Instrument).

    "Derivatives Contract" means any "swap agreement" (as defined in Section 101 of the Bankruptcy Code) and in any event shall include any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term "Derivatives Contract" includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

    "Documents" shall mean, as to any Person, all "documents" (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, or other receipts, covering, evidencing or representing Goods, and, in any event shall mean and include, without limitation, all of such Person's certificates or documents of origin and of title, warehouse receipts and manufacturers statements or origin.

    "English Security Documents" shall have the meaning given to such term in the Credit Agreement.

    "Equipment" shall mean, as to any Person, all "equipment" (as defined in the UCC) now owned or hereafter acquired by such Person and wherever located, and, in any event, shall mean and include, without limitation, all machinery, apparatus, equipment, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, tractors, rolling stock, fittings, trailers, forklifts, vehicles, computers and other electronic data processing, other office equipment of such Person, and all other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all fuel therefor and all manuals, drawings, instructions, warranties and rights with respect thereto.

    "Event of Default" shall have the meaning given to that term in the Credit Agreement.

    "Excluded Property" means, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than a Guarantor or any Affiliate as a condition to the creation by such Grantor of a Lien thereon in favor of Secured Creditors and such consent has not been obtained, or any permit, lease, license, contract, instrument or other agreement held by any Grantor to the extent that any Requirement of Law prohibits the creation of a Lien thereon in favor of Secured Creditors, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (ii) any "intent to use" Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) any Deposit Account exclusively used for all or any of payroll, benefits, taxes, escrow, customs, insurance impress accounts or other fiduciary purposes and (iv) Equipment owned by any Grantor that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than a Guarantor or any Affiliate as a condition to the creation of any other Lien on such Equipment and such consent has not been obtained; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (i) through (iv) above (unless such Proceeds, substitutions or replacements would constitute "Excluded Property" as defined above); and provided, further, that if and when (1) the granting of such security interest is not so prohibited, or (2) upon the consent of any holder of a Lien of the type described in clause (i) or (iv) above, the Administrative Agent will be deemed to have, and at all times to have had, a Security Interest in such Excluded Property.

    "Fixtures" shall mean, as to any Person, all "fixtures" (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, or other receipts, of such Person covering, evidencing or representing rights or interest in such fixtures.

    "Foreign Subsidiary" shall have the meaning given to that term in the Credit Agreement.

    "General Intangibles" shall mean, as to any Person, all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, all right, title and interest in or under all contracts, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, blueprints, plans, specifications, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), computer software, all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), reversions and any rights thereto and any other amounts payable to such Person from any benefit plan, multiemployer plan or other employee benefit plan, uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.

    "Goods" shall mean, as to any Person, all "goods" (as defined in the UCC), now owned or hereafter acquired and, in any event, shall mean and include, without limitation, all of such Person's then owned or existing and future acquired or arising movables, Fixtures, Equipment, Inventory and other tangible personal property.

    "Grantor" and "Grantors" shall have the meaning given to each term in the recitals hereto and shall include their respective successors and assigns.

    "Guarantor" shall mean each Grantor other than the Borrower, any Limited Subsidiary, and during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, Blissworld Limited and Bliss World (Asia) Pte. LTD.

    "Indebtedness" shall have the meaning given to that term in the Credit Agreement.

    "Indemnitee(s)" shall have the meaning set forth in Section 13(a).

    "Instruments" shall mean, as to any Person, all "instruments" (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to such Person.

    "Intellectual Property" shall mean, as to any Person, all of the following now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade secrets, internet domain names, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name, service mark registrations and work product, and all derivations thereof; and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (a), and any other items necessary to conduct or operate the business of such Person.

    "Inventory" shall mean, as to any Person, all "inventory" (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, (i) inventory, merchandise, Goods and other personal property intended for sale or lease or for display or demonstration, (ii) work in process, (iii) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of the foregoing or otherwise used or consumed in the conduct of business and (iv) Documents evidencing, and General Intangibles relating to, any of the foregoing.

    "Investment Account Control Agreement" means a letter agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Grantor, the Administrative Agent and the securities intermediary maintaining such Grantor's Investment Account.

    "Investment Accounts" shall mean any and all "securities accounts" (as defined in the UCC), brokerage accounts and commodities accounts now owned or hereafter acquired by such Person, or in which such Person has or acquires any rights.

    "Investment Property" shall mean, as to any Person, all "investment property" (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, (i) all "certificated securities", "uncertificated securities", "security entitlements", "securities accounts", "commodity contracts" and "commodity accounts" (as all such terms are defined in the UCC) of such Person; (ii) any other securities, whether certificated or uncertificated, including, but not limited to, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (iii) all securities entitlements of such Person, including, but not limited to, the rights of such Person to any Investment Accounts and the financial assets held by a financial intermediary in such accounts and any free credit balance or other money owing by any financial intermediary with respect to such accounts; (iv) all commodity contracts of such Person; and (v) all Investment Accounts of such Person.

    "Issuers" shall mean the collective reference to each of the Persons identified on Schedule 3 as the issuers of Pledged Equity Interests, together with any successors to such Persons (including, without limitation, any successor contemplated by the Credit Agreement).

    "Lenders" shall have the meaning given to that term in the recitals hereto and shall include their respective successors and assigns.

    "Letter-of-Credit Rights" shall mean, as to any Person, "letter-of-credit rights" (as defined in the UCC), now owned or hereafter acquired by such Person, and, in any event, shall mean and include, without limitation, rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

    "License" shall mean, as to any Person, any Copyright License, Patent License, Trademark License or other license of rights or interests of such Person in Intellectual Property.

    "Lien" shall have the meaning given to that term in the Credit Agreement.

    "Limited Subsidiary" shall mean any Foreign Subsidiary that is (A) a CFC within the meaning of Section 957(a) of the Code and (B) a direct or indirect Subsidiary of the Borrower (provided that the Borrower is a "United States Person" within the meaning of Section 7701(a)(30) of the Code).

    "Loan Documents" shall have the meaning given to that term in the Credit Agreement.

    "Material Adverse Effect" shall have the meaning given to that term in the Credit Agreement.

    "Material Contract" shall have the meaning given to that term in the Credit Agreement.

    "Material Intellectual Property" means Intellectual Property owned by or licensed to a Grantor and material to the conduct of the business, the operations or prospects of the Borrower and its Subsidiaries taken as a whole.

    "Material Subsidiary" shall have the meaning given to that term in the Credit Agreement.

    "Obligee Guarantor" shall have the meaning given to that term in Section 2(f).

    "Parent" shall have the meaning given that term in the introductory paragraph hereof.

    "Patent License" shall mean, as to any Person, any and all rights of such Person under any license, contract or other agreement, whether written or oral, granting any right with respect to any property, process or other invention on which a Patent is in existence.

    "Patent and Trademark Security Agreement" shall mean a Patent and Trademark Security Agreement, substantially in the form of Exhibit B hereto, executed and delivered by any Grantor granting a Security Interest in any of its Patents and Trademarks in the United States, as may be amended, modified or supplemented, from time to time, in accordance with its terms.

    "Patents" shall mean, as to any Person, all of the following now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (a) all letters patent of the United States, any other country or any political subdivision thereof, all registrations, issuances and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, issued patents, recordings and applications for letters patent in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

    "Payment Office" shall have the meaning given to that term in the Credit Agreement.

    "Permitted Lien" shall mean any Lien created hereunder or otherwise permitted in accordance with the terms of the Credit Agreement.

    "Person" shall have the meaning given to that term in the Credit Agreement.

    "Pledged Collateral" shall mean, collectively, Pledged Debt Instruments, Pledged Equity Interests, all chattel paper, certificates or other instruments representing any of the foregoing, all Security Entitlements of any Grantor in respect of any of the foregoing, and any Proceeds thereof. Pledged Collateral may be General Intangibles, Instruments or Investment Property. Notwithstanding the foregoing, no assets of any Limited Subsidiary shall be Pledged Collateral and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, no assets of Blissworld Limited or Bliss World (Asia) Pte. LTD shall be Pledged Collateral.

    "Pledged Debt Instruments" shall mean all right, title and interest of any Grantor (other than any Limited Subsidiary and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, other than Blissworld Limited and Bliss World (Asia) Pte. LTD) in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2, issued by the obligors named therein.

    "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests; provided, that in no event shall there be pledged, nor shall any Pledgor be required to pledge the Capital Stock of (a) any Limited Subsidiary or (b) Steiner International Holdings, LLC (for so long as it is, and continues to be, a disregarded entity for federal income tax purposes and holds more than sixty-five percent (65%) of the voting power of all classes of Capital Stock of any Limited Subsidiary, including Mandara Spa de Mexico, S. de R.L. de C.V. and Spa Servicios Administrativos, S. de R.L. de C.V.) to the extent such Capital Stock exceeds sixty-five percent (65%) of the voting power of all classes of Capital Stock of such Limited Subsidiary or Steiner International Holdings, LLC, as applicable, entitled to vote; provided, further, that during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, in no event shall there be pledged, or shall any Pledgor be required to pledge the Capital Stock of Blissworld Limited or Bliss World (Asia) Pte. LTD to the extent such Capital Stock exceeds sixty-five percent (65%) of the voting power of all classes of Capital Stock of such entity entitled to vote.

    "Pledged LLC Interests" shall mean, with respect to any Pledgor, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 3 as held by such Pledgor under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Pledgor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

    "Pledged Partnership Interests" shall mean, with respect to any Pledgor, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 3 as held by such Pledgor under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Pledgor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

    "Pledged Stock" shall mean, with respect to any Pledgor, all shares of capital stock of any corporation, including, without limitation, all shares listed on Schedule 3 as held by such Pledgor under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the capital stock of any corporation that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect; provided, that in no event shall there be pledged, nor shall any Pledgor be required to pledge the Capital Stock of any Limited Subsidiary to the extent such Capital Stock exceeds sixty-five percent (65%) of the voting power of all classes of Capital Stock of such Limited Subsidiary entitled to vote; provided, further, that during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, in no event shall there be pledged, or shall any Pledgor be required to pledge the Capital Stock of Blissworld Limited or Bliss World (Asia) Pte. LTD to the extent such Capital Stock exceeds sixty-five percent (65%) of the voting power of all classes of Capital Stock of such entity entitled to vote.

    "Pledgor" shall mean the Parent (with respect to Pledged Equity Interests of the Persons listed on Schedule 3 hereto under the name of the Parent and any other Pledged Collateral held by the Parent) and each other Grantor to the extent it owns or holds any of the Pledged Collateral. Notwithstanding the foregoing, no Limited Subsidiary shall be a Pledgor and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, neither Blissworld Limited nor Bliss World (Asia) Pte. LTD shall be a Pledgor.

    "Proceeds" shall mean all proceeds (including proceeds of proceeds) of any of the Collateral including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, Documents, Accounts, Contract Rights, Inventory, Equipment, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof; (ii) "proceeds," as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.

    "Real Estate" shall mean, as to any Person, now owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

    "Requirement of Law" shall have the meaning given to such term in the Credit Agreement.

    "Responsible Officer" shall have the meaning given to that term in the Credit Agreement.

    "Secured Creditors" shall have the meaning given to that term in the recitals hereto and shall include their successors and assigns.

    "Secured Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, the Obligations (as defined in the Credit Agreement) and all indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of any Grantor owing to the Secured Creditors (or, in the case of any Derivatives Contract, any Affiliate of any Secured Creditor), now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement, any Loan Document or any Derivatives Contract entered into by the Borrower with any Secured Creditor (or an Affiliate of any Secured Creditor) and the due performance and compliance by each Grantor with the terms, conditions and agreements of the Credit Agreement and each such Loan Document and Derivatives Contract; (ii) any and all sums incurred or advanced by the Administrative Agent in order to preserve the Collateral or preserve its Security Interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of each Grantor referred to in preceding clause (i) after an Event of Default shall have occurred and be continuing, the expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Administrative Agent of its rights hereunder, together with attorneys' fees and court costs. It is acknowledged and agreed that "Secured Obligations" shall include obligations and liabilities of the types described above, whether outstanding on the date of this Agreement or extended, from time to time, after the date of this Agreement.

    "Security Interests" shall mean the security interests granted to the Administrative Agent for the benefit of the Secured Creditors pursuant to Section 3 as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

    "Software" shall mean, as to any Person, all "software" (as defined in the UCC), now owned or hereafter acquired by such Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

    "Subsidiary" shall have the meaning given to that term in the Credit Agreement.

    "Subsidiary Loan Parties" shall have the meaning given to that term in the Credit Agreement.

    "Supporting Obligations" shall mean, as to any Person, all "supporting obligations" (as defined in the UCC), now owned or hereafter acquired by such Person, and, in any event, shall mean and include, without limitation, letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and all of such Person's mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any collateral, or are acquired for the purpose of securing and enforcing any item thereof.

    "Trademark License" shall mean, as to any Person, any and all rights of such Person under any license, contract or other agreement, whether written or oral, granting any right to use any Trademark.

    "Trademarks" shall mean, as to any Person, all of the following, now owned or hereafter acquired by such Person or in which such Person has or acquires any such rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.

    "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

    "UK Grantor" shall mean any Grantor organized under the laws of any jurisdiction in the United Kingdom.

    "Uncertificated Securities Control Agreement" means a letter agreement, substantially in the form of Exhibit C hereto, executed by each Pledgor, the Administrative Agent and each Issuer in which a Pledgor owns any Pledged Equity Interests that constitute uncertificated securities.

    "United States" shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.

    (b) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the respective meanings given them in the Credit Agreement.

    (c) Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC and if defined in more than one article of the UCC, such terms shall have the meaning defined in Article 9 of the UCC, including the following terms (which are capitalized herein):

    "Certificated Security"

    "Commodit[ies] Intermediary"

    "Commodity Account"

    "Control Account"

    "Electronic Chattel Paper"

    "Entitlement Holder"

    "Entitlement Order"

    "Financial Asset"

    "Securities Account"

    "Securities Intermediary"

    "Security"

    "Security Entitlement"

    "Uncertificated Security"

    (d) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." The terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise noted, references herein to an Annex, Schedule, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Section, subsection or clause in this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor's Collateral or any relevant part thereof. Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative. The term "including" means "including without limitation" except when used in the computation of time periods.

    Guaranty.

    (a) General.

    (i) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Creditors, the full, prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

    (ii) Each of the Guarantors hereby agrees, jointly and severally, in furtherance of the foregoing and not in limitation of any other right which the Secured Creditors hereunder may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Secured Obligations when and as the same shall become due and payable (whether at the stated maturity, by acceleration or otherwise), the Guarantors will, upon demand, pay, or cause to be paid, in immediately available funds, to the Administrative Agent, for the ratable benefit of the Secured Creditors, an amount equal to the sum of the unpaid principal amount of all Secured Obligations then due as aforesaid, accrued and unpaid interest on such Secured Obligations (including interest which, but for the Borrower's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Secured Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Secured Obligations then owed to the Secured Creditors as aforesaid, without set-off or counterclaim and paid to the Administrative Agent, for the ratable benefit of the Secured Creditors, at the Payment Office or such other address as may be designated in writing by the Administrative Agent to such Guarantor, from time to time, in accordance with Section 2.21 of the Credit Agreement.

    (iii) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor by Requirement of Law, including applicable federal and state laws relating to the insolvency of debtors.

    (iv) Each Guarantor agrees that the Secured Obligations may, at any time and from time to time, exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Secured Creditors hereunder.

    (v) The guaranty contained in this Section 2 shall remain in full force and effect until the first date on which all the Secured Obligations shall have been satisfied by indefeasible payment in full, all Letters of Credit shall have expired, been cancelled or cash collateralized in accordance with Section 2.22(g) of the Credit Agreement and the Commitments (including, without imitation, any LC Commitment) shall be terminated, notwithstanding that, from time to time, during the term of the Credit Agreement, the Borrower may be free from any Secured Obligations. Each Guarantor hereby irrevocably waives any right to revoke this guaranty as to future transactions giving rise to any Secured Obligations.

    (vi) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, for the ratable benefit of the Secured Creditors, from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any suit, action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of any of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until the first date on which all the Secured Obligations shall have been satisfied by indefeasible payment in full, all Letters of Credit shall have expired, been cancelled or cash collateralized in accordance with Section 2.22(g) of the Credit Agreement and the Commitments (including, without imitation, any LC Commitment) shall be terminated, notwithstanding that, from time to time, during the term of the Credit Agreement, the Borrower may be free from any Secured Obligations.

    (b) Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Creditors, and each Guarantor shall remain liable to the Secured Creditors for the full amount guaranteed by such Guarantor hereunder.

    (c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Secured Creditors, no Guarantor shall be entitled to and waives each and every claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any Guarantor or any of its assets in connection with the guaranty under this Section 2 or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Secured Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Secured Creditor now has or may hereafter have against the Borrower, and (iii) any benefit of, and any right to participate in, any collateral security now or hereafter held by the Administrative Agent or any Secured Creditor, nor shall any Guarantor seek or be entitled to seek any contribution from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until, in each case, all amounts owing to the Secured Creditors by the Borrower on account of the Secured Obligations are indefeasibly paid in full, all Letters of Credit shall have expired, been cancelled or cash collateralized in accordance with Section 2.22(g) of the Credit Agreement and the Commitments (including, without imitation, any LC Commitment) are terminated. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral security, and any rights of contribution such Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights any Secured Creditor may have against the Borrower, to all right, title and interest any Secured Creditor may have in any such collateral security, and to any right any Secured Creditor may have against such other Guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Secured Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Administrative Agent on behalf of the other Secured Creditors and shall forthwith be paid over to the Administrative Agent, for the ratable benefit of the Secured Creditors, to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms hereof.

    (d) Waivers by the Guarantors. Each Guarantor waives, to the maximum extent permitted by Requirement of Law: (i) any right to require any Secured Creditor, as a condition of payment or performance by such Guarantor, to (A) proceed against the Borrower, any of the Guarantors, any other guarantor or any other Person, (B) proceed against or exhaust any collateral security held from the Borrower, any of the Guarantors, any other guarantor or any other Person, (C) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Creditor in favor of the Borrower or any other Person, or (D) pursue any other remedy in the power of any Secured Creditor whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Credit Agreement or any other Loan Document, any of the Secured Obligations or any agreement or instrument relating thereto or any other collateral security therefor or guaranty or right of offset with respect thereto, at any time or from time to time, held by any Secured Creditor or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than indefeasible payment in full of the Secured Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Creditor's errors or omissions in the administration of the Secured Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that any Secured Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default or nonpayment pursuant to any Loan Document or any agreement or instrument related thereto, notices of any creation, renewal, extension, accrual or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 2(e) and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

    (e) Guaranty Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by Requirement of Law, any and all notice of or proof of reliance by any Secured Creditor upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Each Guarantor understands and agrees, to the extent permitted by Requirement of Law, that the guaranty contained in this Section 2 shall be construed as a continuing, absolute, irrevocable, independent and unconditional guaranty of payment when due and not collectability. Each Guarantor agrees the guaranty contained in this Section 2 is a primary obligation of each Guarantor and not merely a contract of surety. Each Guarantor hereby waives, to the maximum extent permitted by Requirement of Law, any and all defenses (other than any suit for breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (i) any change in the time, place, manner or place of payment, amendment, waiver or increase in the Secured Obligations, (ii) any exchange, taking, or release of Collateral, (iii) any change in the structure or existence of the Borrower, (iv) any application of Collateral to any of the Secured Obligations or (v) any other circumstance whatsoever (other than indefeasible payment in full of the Secured Obligations guaranteed by it hereunder) (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Secured Obligations, or of such Guarantor under the guaranty contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any of the Secured Creditors may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guaranty for the Secured Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by any of the Secured Creditors to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Creditor against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

    (f) Subordination of Other Obligations. Any indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Secured Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent, on behalf of the Secured Creditors, and shall forthwith be paid over to Administrative Agent, for the benefit of the Secured Creditors, to be credited and applied against the Secured Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

    (g) Authority of the Guarantors or the Borrower. It is not necessary for any Secured Creditor to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

    (h) Financial Condition of the Borrower and the Parent. Any Loan may be made to the Borrower or continued from time to time, and any Derivatives Contract may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or the Parent at the time of any such Loan or continuation or at the time such Derivatives Contract is entered into, as the case may be. No Secured Creditor shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Borrower or the Parent. Each Guarantor has adequate means to obtain information from the Borrower and the Parent on a continuing basis concerning the financial condition of the Borrower and the Parent and the Borrower's ability to perform its obligations under the Loan Documents and the Derivatives Contracts, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and the Parent and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Creditor to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower and the Parent now known or hereafter known by any Secured Creditor.

    (i) Bankruptcy, Etc.

        So long as any Secured Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

        Each Guarantor acknowledges and agrees that any interest on any portion of the Secured Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Secured Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Secured Obligations if such case or proceeding had not been commenced) shall be included in the Secured Obligations because it is the intention of the Guarantors and the Secured Creditors that the Secured Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Secured Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

        In the event that all or any portion of the Secured Obligations are paid by the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from any Secured Creditor as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Secured Obligations for all purposes hereunder.

    The Security Interests.

    (a) As security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of its Secured Obligations, each Grantor does hereby mortgage, pledge, assign, hypothecate, set over and convey unto the Administrative Agent, for the benefit of the Secured Creditors, and does hereby grant to the Administrative Agent, for the benefit of the Secured Creditors, a first priority continuing Lien on and Security Interest in all of the right, title and interest of such Grantor in, to and under all of the Collateral (and all rights therein) whether now existing or hereafter, from time to time, acquired.

    (b) The Security Interests of the Administrative Agent under this Agreement extend to all Collateral that any Grantor may acquire, at any time, during the continuation of this Agreement.

    Grantors Remain Obligated. Notwithstanding any other provision of this Agreement to the contrary, (a) each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each and every contract or other agreement included as part of the Collateral, all in accordance with the terms of each such contract and agreement, (b) neither the Administrative Agent nor any Secured Creditor shall have any obligation or liability under any contract or other agreement included as part of the Collateral, by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Creditor of any payment relating thereto, (c) the exercise by the Administrative Agent of any rights under this Agreement or otherwise in respect of the Collateral shall not release any Grantor from its obligations under any contract or other agreement included as part of the Collateral and (d) neither the Administrative Agent nor any Secured Creditor shall be obligated to take any of the following actions with respect to any contract or other agreement included as part of the Collateral: (i) perform any obligation of any Grantor, (ii) make any payment, (iii) make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party, (iv) present or file any claim or (v) take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

    Representations and Warranties.

      Representations and Warranties of Each Guarantor. Each Guarantor hereby represents and warrants to each Secured Creditor that the representations and warranties set forth in ARTICLE IV of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representation and warranty is hereby incorporated herein by reference, are true and correct in all material respects, and the Administrative Agent and each Secured Creditor shall be entitled to rely on each such representation and warranty as if fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 5(a), be deemed to be a reference to such Guarantor's knowledge.

      Representations and Warranties of Each Grantor. Each Grantor represents and warrants to the Administrative Agent, for the benefit of the Secured Creditors, as follows:

        Such Grantor owns and has good and marketable title to, or valid leasehold interest in, all of its Collateral, free and clear of any Liens other than Liens permitted by Section 7.2 of the Credit Agreement and has rights in and the corporate or company, as the case may be, power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder.

        Such Grantor has the right and corporate or company power, as the case may be, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement by Grantor in accordance with its terms, including the granting of the Security Interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (A) violate any Requirement of Law relating to such Grantor; (B) require the consent or approval of, or authorization, order or other action by, any Governmental Authority or other Person, except as provided herein and for those which have been obtained or made and are in full force and effect; (C) conflict with, result in a breach of or constitute a default under any Material Contract to which such Grantor is a party or by which it or any of the Collateral of such Grantor or its other property may be bound; or (D) result in, or require the creation or imposition of, any Lien upon or with respect to any of the Collateral of such Grantor or such Grantor's other property whether now owned or hereafter acquired, except Liens (if any) created under the Loan Documents.

        The Security Interests shall constitute a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Creditors, in that Collateral, including the Intellectual Property, required to be perfected in accordance with the terms of the Loan Documents and for which perfection is governed by the UCC or filing with the United States Patent and Trademark Office or the United States Copyright Office upon (i) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the filing of such financing statement in the appropriate jurisdictions and other actions specified in opinions of counsel delivered to the Administrative Agent on the Closing Date, (B) the delivery to the Administrative Agent of all Collateral consisting of Instruments and Investment Property in certificated form, in each case properly endorsed for transfer to the Administrative Agent or in blank, and (C) to the extent not subject to Article 9 of the UCC, upon recordation or other appropriate filings of the Security Interests in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including, but not limited to, the United States Copyright Office and the United States Patent and Trademark Office (provided, that, as of the Closing Date, no Guarantor shall be required to make any recordation or filing in any intellectual property registry outside of the United States). The Security Interests in such Collateral constitute or will constitute, upon satisfaction or making of such filings, deliveries, registrations and recordings, a perfected security interest therein superior and prior to the rights of all other Persons therein (other than rights pursuant to Liens permitted by Section 7.2 of the Credit Agreement) and subject to no other Liens (other than Liens permitted by Section 7.2 of the Credit Agreement) and are entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

        Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Liens permitted by Section 7.2 of the Credit Agreement, no financing statement, mortgage, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any relevant jurisdiction. None of the Collateral is in the possession of a Person (other than any Guarantor) asserting any claim thereto or security interest therein, except that the Administrative Agent or its designee may have possession of Collateral as contemplated hereby, other than such Collateral as may be in the possession of a landlord pursuant to the terms of a lease of real property.

        All Inventory and Equipment is insured in accordance with the requirements set forth in Section 7.

        Each Grantor (A) is a corporation, limited liability company, limited partnership or limited liability partnership duly organized, validly existing and/or in good standing (as applicable) under the laws of the state or jurisdiction of its organization as set forth on Schedule 4, (B) has all requisite corporate, company or partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement, and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

        This Agreement, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        Except as disclosed in filings with the Securities and Exchange Commission, all federal, foreign, state and local tax returns and other reports required by any applicable Requirement of Law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of such Grantor (including, without limitation, all federal income and social security taxes on employee's wages and all sales taxes), which have become due and payable on or prior to the date hereof, have been paid, except (A) where the failure to file such returns or pay such taxes, assessments and other charges would not reasonably be expected to have a Material Adverse Effect; (B) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP; or (C) as otherwise permitted under the Credit Agreement.

        None of the Collateral constitutes, or is the Proceeds of "farm products" (as defined in the UCC).

        Schedule 4 correctly sets forth, as of the date hereof, each Grantor's jurisdiction of organization, organizational identification number and correct legal name as indicated on the public record of such Grantor's jurisdiction of organization.

        Schedule 5 correctly sets forth, as of the date hereof, all names and trade names that each Grantor has used within the last five (5) years and the names of all Persons that have merged into or been acquired by such Grantor within the last five (5) years.

        Schedule 6 correctly sets forth, as of the date hereof, (A) each Grantor's chief executive office, (B) the locations where books or records relating to the Collateral are maintained, (C) all other locations where tangible assets of each Grantor are located, including, without limitation, Inventory and Equipment, (D) all third parties with possession of any Inventory or Equipment owned by any Grantor, and (E) each Grantor's mailing address (if different from the chief executive office).

        Schedule 7 correctly sets forth, as of the date hereof, the name and address of each bank or institution at which any Grantor maintains Deposit Accounts or Investment Accounts, and the account numbers for each Deposit Account and Investment Account.

        Schedule 8 correctly sets forth, as of the date hereof, all letters of credit under which any Grantor is a beneficiary, and Grantor has obtained the consent of each issuer of any letter of credit to the assignment of the Proceeds of the letter of credit to the Administrative Agent.

        Schedule 9 sets forth all of the Material Contracts to which such Grantor has rights. The Material Contracts, true and complete copies (including any amendments or supplements thereof but excluding Cruise Line Contracts) of which have been furnished to the Administrative Agent, have been duly authorized, executed and delivered by such Grantor and, to such Grantor's best knowledge, all other parties thereto, are in full force and effect and are binding upon and enforceable against such Grantor and, to such Grantor's best knowledge, all other parties thereto in accordance with their respective terms. There exists no default under any Material Contract by such Grantor and, to such Grantor's best knowledge, any other party thereto and neither such Grantor, nor to its best knowledge, any other Person party thereto is likely to become in default thereunder. Except as indicated on Schedule 9, no Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Administrative Agent hereunder, except those Material Contracts whereby consent has been granted or notice has been given.

        Schedule 1 correctly sets forth, as of the date hereof, all "Commercial Tort Claims" owned by any Grantor.

        With respect to the Accounts granted as Collateral hereunder, except as specifically disclosed to the Administrative Agent in writing, (A) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the Grantors' business and are not evidenced by a judgment, Instrument or Chattel Paper; (B) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom, except, in each case, a discount or allowance allowed in the ordinary course of business for prompt payment; (C) to the Grantors' knowledge, there are no facts, events or occurrences which in any way impair in any material respect the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder in any material respect as shown in the books and records and any invoices, statements and other reports delivered to the Administrative Agent with respect thereto; (D) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor, which might result in any adverse change in such Account Debtor's financial condition; and (E) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further, with respect to the Accounts granted as Collateral hereunder, the amounts shown on such records and all invoices, statements and collateral reports which may be delivered to the Administrative Agent with respect thereto are owing to a Grantor as indicated thereon and are not in any way contingent and, to each Grantor's knowledge, all Account Debtors have the capacity to contract.

        With respect to any Inventory granted as Collateral hereunder, (A) no Inventory is now, or shall, at any time or times, hereafter be stored at any location other than a location set forth on Schedule 6 without the Administrative Agent's prior written consent, which shall not be unreasonably withheld, and if the Administrative Agent gives such consent, such Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement or otherwise reasonably requested by the Administrative Agent, bailee, landlord and mortgagee agreements, (B) each Grantor has good, indefeasible and merchantable title to its Inventory and such Inventory is not subject to any Lien whatsoever, except for Liens permitted by Section 7.2 of the Credit Agreement, (C) except as specifically disclosed to the Administrative Agent in writing, such Inventory is of good and merchantable quality, free from any defects, (D) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties that would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (E) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such Inventory is subject.

        Schedule 10 lists all Intellectual Property of such Grantor as of the date hereof, separately identifying that owned by such Grantor, that licensed to such Grantor and that licensed by such Grantor as licensor. The Intellectual Property set forth on such Schedule for such Grantor constitutes all of the Intellectual Property necessary to conduct its business as conducted on the date hereof. All Intellectual Property owned by such Grantor is valid, subsisting, enforceable, unexpired and in full force and effect. The use of Intellectual Property, or of embodiments thereof, in the business of such Grantor does not infringe, misappropriate, dilute or violate in any material respect the intellectual property rights of any other Person. Each Grantor has taken all steps reasonably required to protect such Grantor's rights in trade secrets constituting Intellectual Property developed by or for such Grantor, including using commercially reasonable efforts to ensure that no trade secrets constituting Intellectual Property owned or licensed by such Grantor are authorized to be used or disclosed by such Grantor to any third party, other than pursuant to a written non-disclosure agreement that adequately protects the proprietary interests of such Grantor in and to such trade secrets.

        No authorization, approval or other action by, and no notice to or filing with any Governmental Authority is required (provided, that, as of the Closing Date, no Grantor shall be required to make any recordation or filing in any intellectual property registry outside of the United States) for either (A) the pledge or grant by any Grantor of the Security Interests purported to be created in favor of the Administrative Agent for the benefit of the Secured Creditors hereunder, or (B) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral, except for the filings contemplated hereunder and as may be required in connection with the disposition of any Collateral.

        There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of any Grantor, threatened against any Grantor or such Grantor's property that is reasonably expected to materially and adversely affect the ability of any Grantor to perform its obligations under this Agreement.

      Representations and Warranties of Each Pledgor. To induce the Administrative Agent and the Secured Creditors to enter into the Credit Agreement and to induce the Secured Creditors to extend credit in the nature of the Secured Obligations, each Pledgor hereby represents and warrants to the Administrative Agent and each other Secured Creditor that:

        Schedule 3 sets forth under the headings "Pledged Stock," "Pledged LLC Interests" and "Pledged Partnership Interests," respectively, all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests owned by any Pledgor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests indicated on such Schedule; provided, however, in the case of the Capital Stock of (a) a Limited Subsidiary or (b) Steiner International Holdings, LLC (for so long as it is, and continues to be, a disregarded entity for federal income tax purposes and holds more than sixty-five percent (65%) of the voting power of all classes of Capital Stock of any Limited Subsidiary, including Mandara Spa de Mexico, S. de R.L. de C.V. and Spa Servicios Administrativos, S. de R.L. de C.V.), such percentage specified in Schedule 3 shall not exceed sixty-five percent (65%) of the voting power of all classes of Capital Stock of such Limited Subsidiary or Steiner International Holdings, LLC, as applicable, entitled to vote;

        Except as set forth on Schedule 3, each Pledgor has not acquired any Capital Stock of another entity or substantially all the assets of another entity within the past five (5) years.

        All the Pledged Equity Interests pledged by such Pledgor hereunder have been duly authorized and validly issued and are fully paid and nonassessable.

        Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Collateral pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Security Interest created by this Agreement, Liens arising by operation of law or Liens permitted by Section 7.2 of the Credit Agreement; provided, that there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

        All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with Section 6.

        Schedule 2 sets forth under the heading "Pledged Debt Instruments" all of the Pledged Debt Instruments owned by any Pledgor and all of such Pledged Debt Instruments has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

        None of the Pledged Equity Interests is or represents interests in Issuers that: (A) are registered investment companies, (B) are dealt in or traded on securities exchanges or markets or (C) have opted to be treated as "securities" under Article 8 of the Uniform Commercial Code of any jurisdiction.

        No consent of any Person including any other general or limited partner, any other member of a limited liability company or any other shareholder is necessary in connection with the creation, perfection or first priority status of the Security Interest in any Pledged Equity Interests or the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

        Upon delivery to the Administrative Agent of the certificates evidencing the Pledged Equity Interests, if any, and the promissory notes evidencing the Pledged Debt Instruments, if any, held by such Pledgor together with executed undated transfer powers or other instruments of transfer, the Security Interest created by this Agreement in such Pledged Collateral constituting certificated securities and Indebtedness owed to such Pledgor, assuming the continuing possession of such Pledged Collateral by the Administrative Agent, will constitute a valid, perfected first priority security interest in such Pledged Collateral to the extent provided in and governed by the UCC, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Collateral from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        Upon the filing of financing statements in the appropriate jurisdictions under the UCC, the Security Interest created by this Agreement in such Pledged Collateral that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Collateral constituting uncertificated securities to the extent provided in and governed by the UCC, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Collateral from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

    Further Assurances; Covenants.

(a) General.

    Except upon thirty (30) days prior written notice to the Administrative Agent and delivery to the Administrative Agent of all documents, certificates and information reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests of the Administrative Agent in the Collateral at the Grantors' cost and expense, the Grantors will not, (A) change any Grantor's legal name or any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) change the location of any Grantor's chief executive office, its principal place of business, and/or any office in which it maintains books or records relating to the Collateral (including, without limitation the Accounts), which locations shall be listed on Schedule 6, (C) change its organizational structure to such extent that any financing statement filed in connection with this Agreement would become misleading, (D) change its organizational number issued by the Secretary of State, or equivalent thereof, of the jurisdiction of such Grantor's organization or (E) change its jurisdiction of organization.

    Each Grantor, other than each Limited Subsidiary and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, other than Blissworld Limited and Bliss World (Asia) Pte. LTD, hereby authorizes the Administrative Agent, its counsel or its representatives, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements as "all assets of Grantor", "all personal property of Grantor" or words of similar effect, in such jurisdictions as the Administrative Agent may deem necessary or desirable in order to perfect the Security Interests granted by such Grantor under this Agreement and enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral. Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office or the United States Copyright Office, Copyright or Patent filings and any filings of financing or continuation statements under the UCC) that, from time to time, may be necessary, or that the Administrative Agent may reasonably request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Administrative Agent to obtain the full benefits of this Agreement, or to enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral; provided, however, that no actions or filings shall be (A) taken to create, perfect or prioritize any Security Interest in any lease of real estate absent the execution and delivery of a landlord agreement by such lessor or (B) taken to create, perfect or prioritize any Security Interest in Deposit Accounts or Investment Accounts, other than the filing of financing statements. Each Grantor hereby authorizes the Administrative Agent to file financing statements, financing statement amendments or continuation statements on behalf of such Grantor in respect of the Collateral. Each Grantor shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning the Collateral. Each Bahamian Grantor shall promptly, at its own cost and expense, record in its register of mortgages and charges at its registered office in The Bahamas the applicable mortgage and charges over the Collateral owned by such Bahamian Grantor. Each Bahamian Grantor shall also promptly, at its own cost and expense, submit for registration its register of mortgages and charges to the Companies Registrar located in Nassau, Bahamas. Each Bahamian Grantor shall maintain and keep current its register of mortgages and charges with the Companies Registrar for the duration of the applicable mortgage and charges over the Collateral owned by such Bahamian Grantor.

    Except as set forth on Schedule 6, no Grantor shall permit its tangible assets, including without limitation, such Grantor's Inventory and Equipment, to be in the possession of any other Person (except for Inventory or Equipment in transit) unless pursuant to an agreement in form and substance satisfactory reasonably to the Administrative Agent and (A) such Person has acknowledged that (1) it holds possession of such Inventory, Equipment or other tangible assets, as the case may be, for the Administrative Agent's benefit, subject to the Administrative Agent's instructions, and (2) such Person does not have a Lien in such Inventory, Equipment or other tangible assets, other than a Lien permitted by Section 7.2 of the Credit Agreement, (B) such Person agrees not to hold such Inventory, Equipment or other tangible assets on behalf of any other Person and (C) upon request by the Administrative Agent, such Person agrees to issue and deliver to the Administrative Agent, warehouse receipts, bills of lading or any similar documents relating to such Collateral in the Administrative Agent's name and in form and substance acceptable to the Administrative Agent.

    No Grantor shall (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral other than as expressly permitted under the Credit Agreement; or (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for the Liens permitted by Section 7.2 of the Credit Agreement.

    Each Grantor will, promptly upon request, provide to the Administrative Agent all information and evidence the Administrative Agent may reasonably request concerning the Collateral, to enable the Administrative Agent to enforce the provisions of this Agreement.

    Each Grantor shall take all actions necessary or reasonably requested by the Administrative Agent in order to maintain the perfected status of the Security Interests and to otherwise carry out the purposes of this Agreement.

    No Grantor shall file any amendment to, or termination of, a financing statement naming any Grantor as debtor and the Administrative Agent as secured party, or any correction statement with respect thereto, in any jurisdiction until such time as the Secured Obligations have been indefeasibly paid in full in cash and satisfied and the Administrative Agent and Secured Creditors have released their security interests hereunder, other than as expressly permitted under this Agreement or the Credit Agreement or as agreed to by the Administrative Agent.

    Each Grantor, other than each Limited Subsidiary and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, other than Blissworld Limited and Bliss World (Asia) Pte. LTD, shall take all steps necessary to grant the Administrative Agent control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

    Each Grantor shall (A) keep the Collateral in good order and repair in all material respects, normal wear and tear excepted, and will not use the same in violation of any Requirement of Law or any policy of insurance thereon, and (B) promptly pay when due all taxes, assessments, governmental charges and levies upon its Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement; provided, that such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings or if nonpayment would not cause a Material Adverse Effect.

(x) Except for the Security Interests and Liens permitted by Section 7.2 of the Credit Agreement, the Grantors shall at all times be the sole owners or lessees of each and every item of Collateral.

(xi) Each Grantor shall defend its title, and use commercially reasonable efforts to defend its interest in and to, and the Security Interests in, the Collateral against the claims and demands of all Persons.

(b) Accounts, Etc.

    Each Grantor shall use all reasonable efforts consistent with prudent business practice to cause to be collected from the Account Debtors, as and when due, any and all amounts owing under or on account of each Account granted as Collateral hereunder (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with reasonable lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorneys' fees) of collection of Accounts incurred by any Grantor or the Administrative Agent shall be borne by such Grantor.

    Each Grantor shall perform and comply in all material respects with all of its obligations in respect of Accounts, Instruments and General Intangibles.

(c) Equipment, Etc. Each Grantor, other than each Limited Subsidiary and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, other than Blissworld Limited and Bliss World (Asia) Pte. LTD, shall (i) within thirty (30) days after a written request by the Administrative Agent, in the case of Equipment now owned, and (ii) following a request by the Administrative Agent pursuant to subclause (i) above, within thirty (30) days after acquiring any other Equipment, deliver to the Administrative Agent any and all certificates of title, and applications therefor, if any, of such Equipment and shall cause the Administrative Agent to be named as lienholder on any such certificate of title and applications. No Grantor shall permit any such items to become a fixture to real estate or an accession to other personal property unless such real estate or personal property is the subject of a fixture filing (as defined in the UCC) creating a perfected Lien in favor of the Administrative Agent.

(d) Intellectual Property.

(i) Each Grantor shall notify the Administrative Agent promptly upon the occurrence of each of the following: (A) any Grantor's acquisition after the date of this Agreement of any Material Intellectual Property and (B) any Grantor's obtaining knowledge that any application or registration relating to any Intellectual Property owned by, or licensed to, any Grantor is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor's ownership of any Material Intellectual Property, or its right to register the same, or to keep and maintain the same; and

(ii) Each Grantor shall take all reasonable actions necessary or reasonably requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency or court and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is material to such Grantor's business, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

(e) Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit.

    Upon five (5) Business Days after written request by the Administrative Agent, the Grantors shall update the list of Deposit Accounts and Investment Accounts set forth on Schedule 7 hereto;

    Each Grantor shall, within ten (10) days after written request by the Administrative Agent or as otherwise required pursuant to the Credit Agreement, in the case of Deposit Accounts or Investment Accounts now maintained, or hereafter opened, deliver to the Administrative Agent Control Agreements, in form and substance reasonably satisfactory to the Administrative Agent, executed by such Grantor, the bank at which the Deposit Account or Investment Account is located and the Administrative Agent if and to the extent required under the Credit Agreement;

    No Grantor, other than each Limited Subsidiary and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, other than Blissworld Limited and Bliss World (Asia) Pte. LTD, shall become the beneficiary of any letter of credit unless the issuer of the letter of credit has consented to the assignment of the Proceeds of such letter of credit to the Administrative Agent; provided, that such assignment to be in form and substance reasonably satisfactory to the Administrative Agent; and

    Each Grantor, other than each Limited Subsidiary and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, other than Blissworld Limited and Bliss World (Asia) Pte. LTD, at any time and from time to time, will (A) take such steps as the Administrative Agent may reasonably request for the Administrative Agent to obtain "control" of any Investment Property or Electronic Chattel Paper, with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (B) insure the continued perfection and priority of the Security Interests in any of the Collateral and of the preservation of its rights therein to the extent required under the Loan Documents.

In addition to the foregoing, if any Issuer of Investment Property, other than each Limited Subsidiary and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, other than Blissworld Limited and Bliss World (Asia) Pte. LTD, is located in a jurisdiction outside of the United States of America, each Grantor shall take such additional actions, including, without limitation, causing the Issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such Issuer's jurisdiction to insure the validity, perfection and priority of the Security Interest.

(f) Commercial Tort Claims. If any Grantor shall, at any time, acquire a Commercial Tort Claim other than those listed on Schedule 1 attached hereto, such Grantor shall promptly notify the Administrative Agent thereof in writing, providing a reasonable description and summary thereof, and, if necessary, other than each Limited Subsidiary and, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, other than Blissworld Limited and Bliss World (Asia) Pte. LTD, shall execute a supplement to this Agreement granting a Security Interest in such Commercial Tort Claim to the Administrative Agent.

(g) Inspection. Each Grantor will permit any representative of the Administrative Agent or any Secured Creditor, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Secured Creditor may reasonably request after reasonable prior notice to such Grantor; provided, that if a Default or Event of Default has occurred and is continuing, each such visit, inspection and examination shall all be at the expense of the Grantors, shall be at such times and as often as the Administrative Agent or any Secured Creditor may request and no prior notice shall be required.

(h) Material Contracts.

            If reasonably determined by the Administration Agent that the counterparties to a Material Contract need to be notified of the Administrative Agent's Security Interest, the Administrative Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the Security Interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Administrative Agent;

            Each Grantor shall deliver promptly to the Administrative Agent a copy of each demand, notice or document received by it relating in any way to any Material Contract, which demand, notice or document or the contents thereof relates to a Material Adverse Effect or could reasonably be expected to result in a Material Adverse Effect.

            Each Grantor shall deliver promptly to the Administrative Agent, and in any event within ten (10) Business Days, after (A) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (B) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies (other than in the case of any Cruise Line Contract) of such material amendments or new contracts, delivered to the Administrative Agent, and an explanation of any actions being taken with respect thereto;

            Each Grantor shall perform in all material respects all of its obligations with respect to the Material Contracts;

            Each Grantor shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract or any Supporting Obligation or collateral security in connection therewith, in each case, at its own expense, and in connection with such exercise, such Grantor shall take such action as such Grantor or the Administrative Agent may deem necessary or advisable;

            Each Grantor shall use its commercially reasonable best efforts to keep in full force and effect any Supporting Obligation or collateral security relating to any Material Contract; and

            Each Grantor shall use its commercially reasonable best efforts to prohibit anti-assignment provisions in any Material Contracts entered into after the Closing Date or obtain a consent allowing the assignment of such Material Contract to the Administrative Agent.

(i) Covenants of Each Grantor. Each Grantor covenants and agrees with each of the Secured Creditors that, from and after the date of this Agreement, until the date upon which the Loans, all LC Exposure, and all other Secured Obligations then due and owing, shall have been paid in full, all Letters of Credit shall have expired, been cancelled or cash collateralized in accordance with Section 2.22(g) of the Credit Agreement and the Commitments (including, without limitation, the LC Commitment) shall have terminated, such Grantor shall take each action that is necessary to be taken to prevent, or shall refrain from taking each action that would lead to the occurrence of, a Default or Event of Default. Further, each Grantor (other than the Borrower) covenants and agrees with the Secured Creditors that such Grantor shall observe, comply with and perform each of the covenants set forth in ARTICLE V and ARTICLE VII of the Credit Agreement applicable to such Grantor. To the extent the Borrower has agreed to cause any Grantor to perform or observe any of the covenants set forth in ARTICLE V and ARTICLE VII of the Credit Agreement, such covenants shall be applicable to such Grantor.

(j) Covenants of Each Pledgor. Each Pledgor covenants and agrees with the Administrative Agent and the other Secured Creditors that, from and after the date of this Agreement, until the Loans, all LC Exposure, and all other Secured Obligations then due and owing shall have been paid in full, all Letters of Credit shall have expired, been cancelled or cash collateralized in accordance with Section 2.22(g) of the Credit Agreement and the Commitments (including, without limitation, the LC Commitment) shall have terminated:

        If such Pledgor shall, as a result of its ownership of its Pledged Equity Interests, become entitled to receive or shall receive any Certificated Security (including, without limitation, any Certificated Security representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Pledged Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any ownership interests of the Pledged Equity Interests, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and promptly deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Pledgor to the Administrative Agent, if required, together with an undated transfer power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations (subject to Section 3 and provided that, pursuant to this Agreement, in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than sixty-five percent (65%) of the voting power of all classes of Capital Stock of (a) any Limited Subsidiary or (b) Steiner International Holdings, LLC (for so long as it is, and continues to be, a disregarded entity for federal income tax purposes and holds more than sixty-five percent (65%) of the voting power of all classes of Capital Stock of any Limited Subsidiary, including Mandara Spa de Mexico, S. de R.L. de C.V. and Spa Servicios Administrativos, S. de R.L. de C.V.) entitled to vote. Any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Loan Party in accordance with the Credit Agreement) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital (other than any distribution permitted by the Credit Agreement) shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed (other than any distribution permitted by the Credit Agreement) upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for Administrative Agent for the benefit of the Secured Creditors, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

        Without the prior written consent of the Administrative Agent, such Pledgor will not (except as expressly permitted by the Credit Agreement) (A) amend or terminate any partnership agreement, limited partnership agreement, limited liability company agreement, operating agreement, limited liability partnership agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Property or adversely affects the validity, perfection or priority of the Security Interests, (B) vote to enable, or take any other action to permit, any Issuer to issue Capital Stock of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any Capital Stock of any nature of any Issuer, (C) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Collateral or Proceeds thereof, or (D) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Collateral or Proceeds thereof, or any interest therein, except for the Security Interests, Liens permitted by Section 7.2 of the Credit Agreement or Liens arising by operation of law.

        Such Pledgor shall comply with all of its obligations under any partnership agreement, limited partnership agreement, limited liability partnership agreement, limited liability company agreement or operating agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Property.

        Such Pledgor shall deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including, within five (5) Business Days of receipt thereof, Additional Pledged Collateral, but excluding any Instrument or Chattel Paper that is excluded pursuant to Section 3 above), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. After the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right, at any time, in its discretion and without notice to any Pledgor, (A) to transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (B) to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations. Except as expressly permitted by the Credit Agreement, such Grantor shall not grant "control" (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Administrative Agent.

        If any amount in excess of $50,000 payable under or in connection with any Collateral owned by such Pledgor shall be or become evidenced by an Instrument, such Pledgor shall promptly deliver such Instrument to the Administrative Agent, duly executed in a manner reasonably satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of SunTrust Bank, as Administrative Agent, and any purchase or other transfer of this interest is a violation of the rights of SunTrust Bank, as Administrative Agent."

        Pledgor shall maintain the Security Interest in such Pledgor's Pledged Collateral as a perfected security interest having at least the priority described in Section 3 and shall defend such Security Interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor.

        Pledgor consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Administrative Agent or its nominee after the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

        Pledgor shall notify the Administrative Agent of any default under any Pledged Debt Instruments that could result in, either individually or in the aggregate, a Material Adverse Effect.

        Pledgor shall cause each Issuer of Pledged Equity Interests constituting uncertificated securities to execute and deliver to the Administrative Agent an Uncertificated Securities Control Agreement.

    Insurance, Reporting and Recordkeeping. Each Grantor covenants and agrees with the Administrative Agent that, from and after the date of this Agreement and until the termination of this Agreement pursuant to Section 16(a):

      Insurance.

      (i) Each Grantor shall, at its own expense, maintain insurance with respect to all of its properties against (A) loss or damage by fire with extended coverage, (B) theft, burglary, pilferage and loss in transit, (C) public liability and third party property damage, (D) product liability, (E) larceny, embezzlement or other criminal liability, and (F) such other hazards or of such other types as is customary for Persons engaged in the same or similar business as such Grantor, in amounts and under policies acceptable to the Administrative Agent, in its reasonable discretion.

      (ii) All insurance policies required hereunder shall (A) be maintained with financially sound and reputable insurers having at least an A- or better rating from A.M. Best Rating Guide, (B) pursuant to endorsements and/or assignments in form and substance satisfactory to the Administrative Agent, name the Administrative Agent, for the benefit of the Administrative Agent and the Secured Creditors, as lender's loss payee in the case of casualty insurance, additional insured in the case of all liability insurance and assignee in the case of all business interruption insurance, and (C) contain loss payable clauses in form and substance reasonably satisfactory to the Administrative Agent.

      (iii) The Grantors irrevocably make, constitute and appoint the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), so long as any Event of Default shall have occurred and be continuing, as the Grantors' true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of the Grantors on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Prior to the occurrence and continuation of an Event of Default, in the event that any claim which is or could be made under any insurance policies held by the Grantors exceeds $300,000, no such claim shall be settled, compromised or finally determined, except with five (5) days prior written notice to the Administrative Agent. The Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. The Grantors shall promptly notify the Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $150,000 or more, whether or not covered by insurance.

      Maintenance of Records Generally. Each Grantor shall keep and maintain, at its own cost and expense, records of its Collateral, complete in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with its Collateral. Each Grantor will mark its books and records pertaining to its Collateral to evidence this Agreement and the Security Interests. All the Grantors' Chattel Paper, other than Chattel Paper belonging to a Limited Subsidiary or, during the taxable year during which the Acquisition (as defined in the Credit Agreement) occurs, belonging to Blissworld Limited or Bliss World (Asia) Pte. LTD, will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of SunTrust Bank, as Administrative Agent" or words of similar effect. For the Administrative Agent's further security, each Grantor agrees that, upon the occurrence of and during the continuation of any Event of Default, such Grantor shall deliver and turn over full and complete copies of any such books and records to the Administrative Agent or to its representatives, at any time, on demand of the Administrative Agent.

      Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment;

      (i) Each Grantor shall keep complete and accurate records of its Accounts in all material respects. Upon the reasonable request of the Administrative Agent, such Grantor shall deliver to the Administrative Agent all documents, including, without limitation, repayment histories and present status reports, relating to its Accounts and such other matters and information relating to the status of its then existing Accounts as requested;

      (ii) In the event a dispute arises between any Account Debtor and Grantor in connection with any amounts due and owing in excess of $300,000 in the aggregate, such Grantor shall provide the Administrative Agent with written notice thereof, promptly after such Grantor's learning thereof, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy;

      (iii) Each Grantor shall maintain itemized records, accurate in all material respects, itemizing and describing the kind, type, quality, quantity, location and book value of its Inventory and Equipment and shall, upon reasonable request by the Administrative Agent, furnish the Administrative Agent with a current schedule containing the foregoing information; and

      (iv) Each Grantor shall promptly, but in no event later than five (5) Business Days after such Grantor's learning thereof, inform the Administrative Agent, in writing, of any delay in such Grantor's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by such Grantor to any Account Debtor, in each case involving amounts in excess of $300,000 in the aggregate for all Accounts of such Account Debtor.

      Further Identification of Collateral. If so requested by the Administrative Agent, each Grantor shall furnish to the Administrative Agent once per calendar quarter, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail; provided, that, after the occurrence and during the continuation of an Event of Default, such statements and schedules shall be furnished to the Administrative Agent as often as requested by the Administrative Agent.

      Notices. In addition to the notices required by Section 7(c), each Grantor will advise the Administrative Agent promptly, but in no event later than three (3) days after the occurrence thereof, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral that is not expressly permitted by the terms of this Agreement or the Credit Agreement, and (ii) of the occurrence of any other event which would have a Material Adverse Effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.

    General Authority. Each Grantor hereby irrevocably appoints the Administrative Agent its true and lawful attorney-in-fact, with full power of substitution, in the name of such Grantor, the Administrative Agent or otherwise, for the sole use and benefit of the Administrative Agent on its behalf and on behalf of the Secured Creditors, but at such Grantor's expense, to exercise, at any time, all or any of the following powers:

        to file the financing statements, financing statement amendments and continuation statements referred to in Section 6(a)(ii);

        to endorse any checks or other instruments or orders in connection therewith;

        to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof;

        to file any claims or take any action or institute any proceedings which the Administrative Agent may reasonably deem necessary or appropriate to accomplish the purposes of this Agreement;

        to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral;

        to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof; and

        to extend the time of payment with reference to the Collateral and to make any allowance and other adjustments with reference to the Collateral.

    provided, however, that the powers described in clauses (ii) through (vii) above may be exercised by the Administrative Agent only if an Event of Default has occurred and is continuing. The appointment as attorney-in-fact under this Section 8 is irrevocable and coupled with an interest.

    Remedies Upon an Event of Default.

      If any Event of Default has occurred and is continuing, the Administrative Agent may, without further notice to the Grantors, exercise all rights and remedies under this Agreement or any other Loan Document or that are available to a secured creditor upon default under the UCC, or that are otherwise available at law or in equity, at any time, in any order and in any combination, including collecting any and all Secured Obligations from the Grantors, and, in addition, the Administrative Agent or its designee may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. The Administrative Agent shall give the Grantors no less than ten (10) days prior written notice of the time and place of any sale or other intended disposition of Collateral, except for any Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, in which case the Administrative Agent shall give notice of such sale as early as possible. Each Grantor agrees that any such notice constitutes "reasonable notification" within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).

      The Administrative Agent or any Secured Creditor may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted by Requirement of Law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor agrees to execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely free from any claim or right of any kind, including any equity or right of redemption of the Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (i) in case of a public sale, state the time and place fixed for such sale, and (ii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale, Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned, from time to time, by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable for any deficiency.

      For the purpose of enforcing any and all rights and remedies under this Agreement, the Administrative Agent may (i) require any Grantor to, and each Grantor agrees that it will, at the joint and several expense of the Grantors, and upon the Administrative Agent's request, forthwith assemble all or any part of its Collateral as directed by the Administrative Agent and make it available at a place designated by the Administrative Agent which is, in the Administrative Agent's opinion, reasonably convenient to the Administrative Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by Requirement of Law, enter, with or without process of law and without breach of the peace, any premises where any such Collateral is or may be located and, without charge or liability to the Administrative Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor's books and records, computers and software relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and, to the extent the Administrative Agent deems appropriate and in connection with such preparation and disposition, use without charge any Intellectual Property used by such Grantor.

      Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

        Upon the Administrative Agent's request, each Grantor will promptly notify each Account Debtor, in respect of any Account or Instrument of such Grantor that constitutes Collateral, that such Collateral has been assigned to the Administrative Agent hereunder and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent. Notwithstanding the foregoing, each Grantor hereby authorizes the Administrative Agent, upon the occurrence and during the continuance of an Event of Default; (A) to directly contact and notify the Account Debtors or obligors under any Accounts that constitute Collateral of the assignment of such Collateral to the Administrative Agent; (B) to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Administrative Agent; and (C) upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. Once any such notice has been given to any such Account Debtor or other Person obligated on the Collateral, such Grantor shall not give any contrary instructions to such Account Debtor or other Person without the Administrative Agent's prior written consent. If, notwithstanding the giving of any notice, any such Account Debtor or other Person shall make payments to a Grantor, such Grantor shall hold all such payments it receives in trust for the Administrative Agent, for the account of the Secured Creditors, and shall immediately, upon receipt, deliver the same to the Administrative Agent.

        The Administrative Agent may establish or cause to be established one or more lockboxes or other arrangements for the deposit of Proceeds of such Accounts, and in such case, each Grantor shall cause to be forwarded to the Administrative Agent, on a daily basis, all checks and other items of payment and deposit slips related thereto for deposit in such lockboxes.

        The Administrative Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Licenses that constitute Collateral and take or refrain from taking any action in connection therewith. Each Grantor hereby releases the Administrative Agent from, and agrees to hold the Administrative Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect hereto, except for the Administrative Agent's gross negligence or willful misconduct, as determined by a final and non-appealable decision of a court of competent jurisdiction.

        Upon request by the Administrative Agent, each Grantor agrees to execute and deliver to the Administrative Agent powers of attorney, in form and substance satisfactory to the Administrative Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property that constitutes Collateral. In the event of any such disposition pursuant to this Section, each such Grantor shall supply to the Administrative Agent (A) its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and (B) its customer lists and other records relating to such Intellectual Property and the distribution of said products.

      The Administrative Agent, on behalf of the Secured Creditors, and, by accepting the benefits of this Agreement, the Secured Creditors, expressly acknowledge and agree that this Agreement may be enforced only by the action of the Administrative Agent and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the collateral security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Administrative Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement.

    Limitation on the Administrative Agent's Duty in Respect of Collateral.

      Beyond reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

      The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of any Grantor in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. The Administrative Agent shall not be liable or responsible for any loss or damage to any of the Grantors' Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.

      The Administrative Agent or any Secured Creditor shall not be required to marshal any present or future Collateral for, or other assurance of payment of, the Secured Obligations or to resort to such Collateral or other assurances of payment in any particular order. All of the rights of the Administrative Agent hereunder and the Administrative Agent or any other Secured Creditor in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefit of all such laws.

    Application of Proceeds. All monies collected by the Administrative Agent upon the sale or other disposition of any Collateral pursuant to: (i) the enforcement of this Agreement; (ii) the exercise of any of the remedial provisions hereof, together with all other monies received by the Administrative Agent hereunder (including all monies received in respect of post-petition interest) as a result of the enforcement or exercise of any remedial rights hereunder or of any distribution of any Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Grantor, or the application of any Collateral to the payment thereof or any distribution of Collateral upon the liquidation or dissolution of any Grantor, or the winding up of the assets or business of any Grantor shall be applied in the manner set forth in the Credit Agreement. It is understood and agreed that each Grantor shall remain liable to the Secured Creditors to the extent of any deficiency between (i) the amount of the Proceeds of the Collateral received by the Administrative Agent hereunder and (ii) the aggregate amount of the Secured Obligations.

    Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other Persons reasonably acceptable to the Secured Creditors and, so long as no Event of Default has occurred and is continuing, the Grantors, either to act as co-agent or co-agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Administrative Agent and the Secured Creditors with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 12).

    Indemnity; Expenses.

(a) Each Grantor jointly and severally agrees to indemnify, reimburse and hold the Administrative Agent and each other Secured Creditor and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section referred to individually as an "Indemnitee," and, collectively, as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), including the violation by any Grantor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments or related costs, expenses or disbursements (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Each Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, such Grantor shall assume full responsibility for the defense thereof, subject to the terms of this Section 13. Each Indemnitee agrees to promptly notify such Grantor of any such assertion of which such Indemnitee has knowledge.

    Without limiting the application, and subject to the terms, of subsection (a) above, each Grantor agrees, jointly and severally, to pay or reimburse the Administrative Agent upon demand for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Security Interests in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Administrative Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

    Without limiting the application of subsections (a) or (b) of this Section 13, each Grantor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses that such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Grantor in this Agreement, any other Loan Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Loan Document.

    If and to the extent that the obligations of any Grantor under this Section are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under Requirement of Law. This Section 13 shall survive the termination of this Agreement.

    Security Interest Absolute.

    All rights of the Administrative Agent, the Security Interests, and all obligations of the Grantors' hereunder, shall be absolute and unconditional irrespective of:

      the bankruptcy, insolvency or reorganization of any Grantor or any of their Subsidiaries;

      any lack of validity or enforceability of any Loan Document;

      any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any of their Subsidiaries or otherwise;

      any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Secured Obligations;

      any manner of application of Collateral, or Proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any part of the Secured Obligations or any other assets of any Grantor or any of their Subsidiaries;

      any change, restructuring or termination of the structure or existence of any Grantor or any of their Subsidiaries; or

    (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor or a third party grantor.

    Additional Grantors. If, pursuant to Section 5.11 or Section 5.12 of the Credit Agreement, the Borrower shall be required to cause any Person that is not a Grantor to become a Grantor hereunder, such Person shall execute and deliver to the Administrative Agent a Guaranty and Security Agreement Supplement substantially in the form of Exhibit D hereto and shall thereafter for all purposes be party hereto as a "Grantor", "Guarantor" and "Pledgor" to the extent provided herein having the same rights, benefits and obligations as a Grantor, Guarantor and Pledgor, respectively, initially party hereto.

    Termination of Security Interests; Release of Collateral.

      Upon the repayment in full of all Secured Obligations in cash, termination of all Commitments of the Secured Creditors under the Loan Documents and the cash collateralization by the Grantors of any obligations with respect to outstanding letters of credit in accordance with the terms of the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors.

      In the event that any part of the Collateral or any Grantor is sold, dissolved or otherwise disposed of strictly in accordance with the terms of the Loan Documents and the Proceeds of any such sale, disposition, dissolution or other release are applied strictly in accordance with the terms of the Loan Documents, to the extent required to be so applied, the Administrative Agent, upon verification of the Grantor's compliance with subsection (c) of this Section 16, shall notify such Grantor in writing that such Collateral or such Grantor will be sold, disposed of, released or dissolved free and clear of the Secured Obligations and/or the Security Interests created by this Agreement and all rights to such Collateral shall revert back to such Grantor and the Administrative Agent, at the request and expense of the relevant Grantor, will take such actions as set forth in subsection (d) of this Section 16 following such release.

      At any time that any Grantor desires that any part of the Collateral of any Grantor to be sold, dissolved or otherwise disposed of strictly in accordance with the terms of the Loan Documents, such Grantor shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of such Grantor stating that the release of the respective Collateral is permitted strictly in accordance with the terms of the Loan Documents and the Proceeds of any such sale, disposition, dissolution or other release are applied strictly in accordance with the terms of the Loan Documents, to the extent required to be so applied.

      Upon any such termination of the Security Interests or release of such Collateral pursuant to such Grantor's satisfaction of the condition set forth in subsection (c) of this Section 16 and the Administrative Agent's written notification of compliance therewith, the Administrative Agent will, at the expense of such Grantor, deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request, but without recourse or warranty to the Administrative Agent, including but not limited to, written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral.

      The Administrative Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Administrative Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 16.

    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Requirement of Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

    Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to: (a) the Borrower and the Administrative Agent at their respective addresses for notices provided for in the Credit Agreement and (b) each other Grantor c/o the Borrower at its address for notices provided for in the Credit Agreement. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted during normal business hours in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery.

    No Waiver; Remedies Cumulative. No failure or delay by any party in exercising any right or remedy hereunder, and no course of dealing between any Grantor on the one hand and the Administrative Agent or any Secured Creditor on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies which any party would otherwise have. No notice to or demand on any Grantor not required hereunder in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the Administrative Agent's rights to any other or further action in any circumstances without notice or demand.

    Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon and inure to the benefit of the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Secured Creditors, hereunder, be binding upon and inure to the benefit of the Administrative Agent, the Secured Creditors, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Administrative Agent for the benefit of the Secured Creditors hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement without the prior written consent of the Secured Creditors.

    Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent on behalf of the Secured Creditors and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Governing Law; Waiver of Jury Trial.

      THIS AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

      EACH GRANTOR irrevocably and unconditionally submitS, for ITSELF and ITS property, to the non-exclusive jurisdiction of THE UNITED STATES DISTRICT COURT FOR THE southern DISTRICT OF NEW YORK AND OF ANY STATE COURT sitting in THE CITY OF new york, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such NEW YORK state court or, to the extent permitted by Requirement of Law, such Federal court. EACH OF THE PARTIES HERETO agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent OR ANY SECURED CREDITOR may otherwise have to bring any action or proceeding relating to this Agreement OR any other LOAN document against SUCH Grantor or its properties in the courts of any jurisdiction.

      EACH Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 22 and brought in any court referred to in paragraph (b) of this Section 22. EACH OF THE PARTIES HERETO irrevocably waives, to the fullest extent permitted by Requirement of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      EACH PARTY TO THIS AGREEMENT irrevocably consents to the service of process in the manner provided for notices in SECTION 18 HEREOF. Nothing in this Agreement or in any other LOAN Document will affect the right of any party hereto to serve process in any other manner permitted by law.

      EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENT OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by telecopy), but all of which shall together constitute one and the same instruments. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart.

    Headings Descriptive; Interpretation. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. As used herein, the words "include", "includes" and "including" are not limiting shall be deemed to be followed by the phrase "without limitation".

    English Law Documents. To the extent there is any conflict or inconsistency between this Agreement and the English Security Documents executed by any UK Grantor, as such English Security Documents relate to Collateral pledged by such UK Grantor located in England and/or Wales or Pledged Collateral subject to any legal charge that constitutes part of the English Security Documents, such English Security Documents shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty and Security Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GRANTORS:

steiner u.s. holdings, inc.

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Senior Vice President and Chief Financial Officer

STEINER LEISURE LIMITED

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Executive Vice President and Chief Financial Officer

STEINER TRANSOCEAN LIMITED

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Executive Vice President and Chief Financial Officer

MANDARA SPA (CRUISE II), L.L.C.

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Senior Vice President and Chief Financial Officer

MANDARA SPA (BAHAMAS) LTD.

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Executive Vice President and Chief Financial Officer

STEINER SPA LIMITED

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Senior Vice President and Chief Financial Officer

MANDARA SPA LLC

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Senior Vice President and Chief Financial Officer

cosmetics limited

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Executive Vice President and Chief Financial Officer

STEINER SPA ASIA LIMITED

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Senior Vice President and Chief Financial Officer

steiner education group, inc.

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Senior Vice President and Chief Financial Officer

MID-ATLANTIC MASSAGE THERAPY, INC.

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Chief Operating Officer and Chief Financial Officer

fcnh, inc.

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Chief Operating Officer and Chief Financial Officer

STEINER BEAUTY PRODUCTS, INC.

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Senior Vice President and Chief Financial Officer

STEINER MANAGEMENT SERVICES, LLC

By: /s/ Stephen Lazarus

Name: Stephen Lazarus

Title: Senior Vice President and Chief Financial Officer

WITNESS: ELEMIS LIMITED

/s/ Inga Fyodorova By: /s/ Leonard Fluxman

Name: Inga Fyodorova Name: Leonard Fluxman

Address: 770 S. Dixie Hwy Title: Director

Ste 200

Coral Gables, FL 33146

WITNESS: STEINER TRAINING LIMITED

/s/ Inga Fyodorova By: /s/ Leonard Fluxman

Name: Inga Fyodorova Name: Leonard Fluxman

Address: 770 S. Dixie Hwy Title: Director

Ste 200

Coral Gables, FL 33146

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent

By: /s/ Eduardo M. Balcazar

Name: Eduardo M. Balcazar

Title: Senior Vice President